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                                                                   EXHIBIT 23.5

                             ACCOUNTANT'S CONSENT

The Shareholders and Board of Directors
OCI Holdings Corp. and Subsidiaries:

We consent to use of our report dated October 18, 1995, related to the consolidated financial statements of Mass Communications Corp. and Subsidiary included herein, and to the references to our firm under the headings "Selected Historical Consolidated Financial and Other Information" and "Experts" in this Registration Statement (No. 333- ) and related Prospectus.

                                          Moore & Gray
Corinth, Mississippi
June 2, 1997